SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                XATA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55337
                                 (612) 894-3680


                                                                January 19, 2000



Dear Shareholder:

         You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 4:00 p.m., on February 23, 2000, at the Minneapolis Marriott City Center.

         This year you are presented with proposals to elect five directors and ratify the appointment of auditors. Following the formal business of the meeting, I will report on the affairs of the Company and respond to questions of general interest to shareholders.

         We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented, regardless of the number of shares held. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                       Very truly yours,

                                       /s/ Stephen A. Lawrence

                                       STEPHEN A. LAWRENCE
                                       CHAIRMAN

                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55337
                                 (612) 894-3680

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 23, 2000

                      ------------------------------------




To the Shareholders of XATA Corporation:

         The Annual Meeting of Shareholders of XATA Corporation (the "Company") will be held on February 23, 2000, at 4:00 p.m., at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

         (1) To fix the number of directors at five and to elect five directors to serve for a one year term expiring when their successors are elected and qualified at the annual meeting in 2001.

         (2) To act upon a proposal to ratify the appointment of Grant Thornton LLP, as independent auditors of the Company for the fiscal year ending September 30, 2000.

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on December 28, 1999 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

         A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                       By Order of the Board of Directors

                                       /s/ William P. Flies

January 19, 2000                       William P. Flies
                                       SECRETARY

                                TABLE OF CONTENTS


General Information

Record Date and Voting

Recommendations of the Board of Directors

Principal Shareholders and Ownership of Management

Management

Certain Transactions

Proposal 1:   Election of Directors

Proposal 2:   Ratification of Appointment of Auditors

Proposals for Fiscal 2000 Annual Meeting

                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55337
                                 (612) 894-3680

                       -----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 23, 2000

                       ----------------------------------

                               GENERAL INFORMATION

         This proxy statement is furnished to shareholders by the Board of Directors of XATA Corporation (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders on February 23, 2000, to be held at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota, at 4:00 p.m., and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

         Shareholders may revoke proxies before exercise by submitting a subsequently dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting (a) for the election of the nominees named herein and on the proxy card to the Board of Directors; (b) for the appointment of Grant Thornton LLP as independent auditors of the Company; and (c) in the discretion of the proxy holder as to other matters which may properly come before the meeting. This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about January 19, 2000.

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1999, is enclosed herewith but is not considered a part of the proxy solicitation material. This Report describes the financial condition of the Company as of September 30, 1999.

         The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

                             RECORD DATE AND VOTING

         The Board of Directors has fixed December 28, 1999, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of the close of business on the record date, there were outstanding 4,435,633 shares of Common Stock, par value $.01 per share and 46,667 shares of Series A Convertible Preferred Stock, which are the only outstanding classes of stock of the Company. Each share of Common Stock is entitled to one vote on each proposal to be presented to the meeting. The Preferred Stock is not entitled to vote on any proposal to be presented at the Annual Meeting. There is no right of cumulative voting. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote constitutes a quorum for the transaction of business. All matters being voted upon by the shareholders require the affirmative vote of a majority of the shares present at the Annual Meeting either in person or by proxy, and entitled to vote on that matter (but in no event less than a majority of a quorum, or 25.5% of the shares issued and outstanding).

         Shares voted as abstentions will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. The effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. (Broker non-votes are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.) If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purpose of calculating the vote with respect to such matter.

                    RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED HEREIN AND FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS. IT IS INTENDED THAT PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH NOMINEE AND FOR SUCH OTHER PROPOSALS UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER SUBMITTING THE PROXY.


                           PRINCIPAL SHAREHOLDERS AND
                             OWNERSHIP OF MANAGEMENT

         The following table sets forth as of December 28, 1999 the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each Named Executive Officer (as defined in "MANAGEMENT - Executive Compensation"); and (iv) all executive officers and directors of the Company as a group.

Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of December 28, 1999 includes the number of shares which such person has the right to acquire within sixty (60) days after such date.

                                                    NUMBER OF
                 NAME AND ADDRESS                  SHARES OWNED       PERCENTAGE
                 ----------------                  ------------       ----------

         William (1)(2) and Linda Flies, JT      1,116,152(4)(6)         24.0%
         151 East Cliff Road, Suite 10
         Burnsville, MN 55337

         Dennis R. Johnson(1)(2)                   166,000(5)(6)          3.6%
         151 East Cliff Road, Suite 10
         Burnsville, MN 55337

         Stephen A. Lawrence(1)(2)                  81,641(3)(6)          1.8%
         3154 North Service Drive
         Red Wing, MN 55066

         Roger W. Kleppe(1)(2)                      34,165(6)             *
         2901 Mead Court
         Burnsville, MN 55337

         Carl M. Fredericks(1)(2)                   43,092(5)(6)          *
         4275 Executive Square
         Suite 350
         La Jolla, CA 92037

         Gary C. Thomas                              2,684(5)             *
         151 East Cliff Road, Suite 10
         Burnsville, MN 55337

         Joel G. Jorgenson                          10,386(5)(6)          *
         151 East Cliff Road, Suite 10
         Burnsville, MN 55337

         Thomas N. Flies                             5,413(5)(6)          *
         151 East Cliff Road, Suite 10
         Burnsville, MN 55337

         Edward T. Michalek                         61,084(5)(6)          1.4%
         151 East Cliff Road, Suite 10
         Burnsville, MN 55337

         All executive officers and current      1,520,617               33.9%
         directors as a group (9 persons)

----------------------
* indicates ownership of less than 1%.
(1)      Currently a director.
(2)      Nominee for re-election as director.
(3) Includes 46,666 shares of common stock which may be deemed beneficially owned by Mr. Lawrence as a result of his equity ownership in XATA Investment Partners, LP, which holds an aggregate of 40,000 shares of Series A Convertible Preferred Stock, convertible into a total of 400,000 shares of Common Stock. See "Certain Transactions".
(4) Shares held of record by: William and Linda Flies, JT - 100,000 shares; William P. Flies Revocable Trust - 482,505 shares; and Linda Berg Flies Revocable Trust - 516,980 shares.
(5) Shares held of record by: Carl M. Fredericks, Trustee, Revocable Trust dated November 24, 1976, Carl M. Fredericks, Grantor - 7,000 shares; Carl M. Fredericks, Individual Retirement Account - 8,000 shares; Edward T. Michalek, JT - 10,000 shares, Individual Retirement Account - 1,000 shares; Dennis R. Johnson - 16,000 shares; Gary C. Thomas - 2,684 shares; Joel G Jorgenson - 6,719 shares; Thomas N. Flies - 4,255 shares.
(6) Includes shares of Common Stock issuable upon exercise of currently exercisable options and warrants held by named person as follows:
         William P. Flies - 16,667 shares; Dennis R. Johnson - 150,000 shares; Stephen A. Lawrence - 34,165 shares; Roger W. Kleppe - 34,165 shares; Carl M. Fredericks - 28,092 shares; Edward T. Michalek - 50,084 shares; Thomas N. Flies - 1,158 shares: Joel G. Jorgenson - 3,667:
         and all officers and directors as a group - 317,998 shares.


                                   MANAGEMENT

DIRECTORS AND OFFICERS

         The current directors and executive officers of the Company are as follows:

         Name                         Age            Position
         ----                         ---            --------

         Edward T. Michalek           67             Chief Executive Officer,
                                                     President and member
                                                     of the Chairman's
                                                     Council

         William P. Flies             57             Chief Technical Officer,
                                                     Secretary, Director and
                                                     member of the Chairman's
                                                     Council

         Thomas N. Flies              34             Vice President, Product
                                                     Development

         Joel G. Jorgenson            31             Vice President, Sales

         Gary C. Thomas               54             Chief Financial Officer and
                                                     Treasurer

         Stephen A. Lawrence          56             Chairman of the Board
                                                     of Directors and
                                                     member of the Chairman's
                                                     Council

         Roger W. Kleppe              49             Director

         Carl M. Fredericks           55             Director

         Dennis R. Johnson            56             Director

--------------------

         The Chairman of the Board of Directors and the officers of the Company are elected annually by the Board of Directors and serve until their successors are elected and qualified, subject to earlier removal by the Board.

         The Company is currently managed by a Chairman's Council. The current members of the Chairman's Council are: Stephen A. Lawrence, Chairman of the Board of Directors, William P. Flies, Chief Technical Officer and Edward T. Michalek, President and Chief Executive Officer.

         Mr. Michalek is President and Chief Executive Officer of the Company and has served in that capacity since February, 1999. From February 1992 to August 1995, Mr. Michalek was Chairman of the Board, Chief Executive Officer, and President of Advance Machine Company, a manufacturer and worldwide marketer of commercial and residential floor cleaning equipment. He retired from Advanced Machine Company in 1995. Mr. Michalek served as Chairman of the Board of XATA Corporation from March 1992 until November 1997. From 1981 through February 1992, Mr. Michalek was with Norwesco, Inc., the last five years of which he served as Chief Executive Officer, President and Chairman. Mr. Michalek has extensive general management, operating and marketing experience with publicly held companies, including Norwesco, Inc., Artic Enterprises, Inc., Emerson Electric Company and Skil Corporation. He is a graduate of Northwestern University.

         Mr. William Flies is the founder, Chief Technical Officer, Secretary, and a principal shareholder of XATA. Mr. Flies served as Chief Executive Officer of the Company from inception until December 13, 1993. Mr. Flies also founded Datakey, Inc. and served as its Chief Executive Officer from 1978 to 1984 and as its Chairman from 1978 to 1991. While at Datakey, Inc., he was granted numerous U.S. and foreign patents in portable data electronics. From 1969 to 1978, he was with Technalysis Corporation, a computer consulting firm, as Vice President of Systems Products, and as President of KET, Inc. a subsidiary of Technalysis that produced mainframe memory and peripheral subsystems. Mr. Flies joined Univac in 1964 after receiving a bachelors degree with majors in mathematics and physics and a minor in business administration from Mankato State University. Mr. Flies is the father of Thomas N. Flies, Vice President of Product Development.

         Mr. Jorgenson joined the Company in 1991 as a Technical Support Representative. Mr. Jorgrnson held various positions in sales and sales support prior to being promoted to Director of Sales in 1997. Mr. Jorgenson has extensive experience with trucking industry software and onboard technology as it relates to private fleet operations in North America. Mr. Jorgenson has been a presenter at many industry conferences, including NPTC, ATA and FDI. Mr. Jorgenson holds a bachelors degree in business from Augsburg College.

         Mr. Thomas Flies joined the company in 1990 and has held numerous positions including Director of Sales and Marketing, Operations Manager and Product Manager. Mr. Flies was appointed senior Vice President of Product Development in September 1999. Mr. Flies holds a bachelors degree in business and a minor in computer science from the University of Saint Thomas. Thomas N. Flies is the son of William P. Flies, a Director and Chief Technical Officer of the Company.

         Mr. Thomas joined the Company in August 1996 to assist in the transition of the Payne & Associates and Key Logistics acquisitions. He was moved to Director of Sales Support in May 1997 and replaced Robert Featherstone as Chief Financial Officer in August 1998. Prior to joining the Company, Mr. Thomas was Vice President of Administration and Chief Financial Officer for Computer Petroleum Corporation. Mr. Thomas holds a bachelor's degree in business and a minor in accounting and business law from the University of Nebraska.

         See "ELECTION OF DIRECTORS" for biographical information concerning Messrs. Lawrence, Johnson, Kleppe, and Fredericks.

DIRECTOR COMPENSATION

         Non-employee directors receive $5,000 annually and the Chairman receives an additional $3,000 annually, to serve on the Board of Directors. During fiscal 1999, each non-employee director elected to receive quarterly, in lieu of the cash fee, a five year warrant to purchase Common Stock of the Company, in an amount equal to the fee, valued at the then current market price as quoted on the Nasdaq National Market. The warrants are exercisable at a price equal to 80% of the closing market price as of the date of issuance. Pursuant to such election, on December 11, 1998, each non-employee director received a five year warrant for 3,049 shares exercisable at $1.23, representing the first quarter fee plus a five year warrant for 5,000 shares exercisable at $1.23 per share in recognition of the extraordinary efforts and time expended by the Board during the first quarter and on February 17, 1999, each non-employee director received a five year warrant for 2,777 shares exercisable at $1.80 representing the second quarter fee. The election to receive warrants in lieu of cash fees was terminated after the second quarter.

         In addition, pursuant to the Incentive Plan, each non-employee director, following first election or re-election to the Board, receives on a quarterly basis a five-year non-qualified option to purchase 1,250 shares of Common Stock (i.e., 5,000 shares annually) pursuant to a non-discretionary grant under the Company's 1991 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"). Each current non-employee director received a grant of options for 1,250 shares on October 12, 1998, January 12, 1999, April 10, 1999 and July 10, 1999, pursuant to the Incentive Plan.

         Each director is reimbursed by the Company for his actual out-of-pocket expenses for telephone, travel, and miscellaneous items incurred on behalf of the Company.

         Stephen A. Lawrence, Chairman of the Board of Directors of the Company, receives additional compensation for his role as a member of the Chairman's Council. See "Certain Transactions."


BOARD MEETINGS AND COMMITTEES

         During the year ended September 30, 1999, the Board of Directors met nine times and otherwise conducted business by unanimous written action. Committees of the Board generally meet immediately prior to and/or after meetings of the Board of Directors. No director attended fewer than 75% of the meetings of the Board of Directors or fewer than 75% of the meetings of the Board committees on which he served.

         The Board of Directors has established an Audit Committee, a Compensation Committee, and a Stock Option Committee. During the fiscal year ended September 30, 1999, each committee was comprised of all non-employee members, as follows:


         AUDIT COMMITTEE        COMPENSATION COMMITTEE    STOCK OPTION COMMITTEE
         ---------------        ----------------------    ----------------------

         Carl M. Fredericks*    Carl M. Fredericks        Roger W. Kleppe*
         Roger W. Kleppe        Roger W. Kleppe*          Stephen A. Lawrence
         Stephen A. Lawrence    Stephen A. Lawrence       Dennis R. Johnson
         Dennis R. Johnson      Dennis R. Johnson         Carl M. Fredericks

-------------------
*  Chairman

         The purpose of the Audit Committee is to (1) annually select a firm of independent public accountants as auditors of the books, records and accounts of the Company; (2) review the scope of audits made by the independent public accountants; and (3) receive and review the audit reports submitted by the independent public accountants and take such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected.

         The purpose of the Compensation Committee is to annually review and approve management's overall compensation plan for the Company's employees, excluding officers. The Committee also approves all incentive plans and sets officer annual salaries and incentives, including cash and non-cash remuneration. The Compensation Committee also makes recommendations to the Stock Option Committee with respect to stock options and awards, which may be included in the compensation set for each individual.

         The purpose of the Stock Option Committee is to administer and interpret the Incentive Plan, except for the automatic option grant component of the Incentive Plan.

EXECUTIVE COMPENSATION

         The following table sets forth information about all compensation (cash and non-cash) awarded to, earned by, or paid to each executive officer with compensation in excess of $100,000, the Chief Executive Officer and each member of the Chairman's Council (the "Named Executive Officers") pursuant to a plan or contract or otherwise during fiscal years ended September 30, 1999, 1998, and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                              Annual Compensation                 Compensation
                                              -------------------                 ------------
                                                                            Restricted                 All Other
                                                             Other Annual      Stock                    Compen-
 Name & Principal Position     Year   Salary($)   Bonus($)   Compensation    Awards($)    Options(#)   sation($)
 -------------------------     ----   ---------   --------   ------------    ---------    ----------   ---------
Stephen A. Lawrence            1999      -0-         -0-          -0-           -0-          2,500
Member, Chairman's Council                                                                  10,826(3)

Dennis R. Johnson(2)           1999     51,923       -0-          -0-           -0-           -0-         -0-
Chief Executive Officer        1998    150,000    141,400(1)      -0-           -0-         50,000        -0-
                               1997    150,000      1,937(1)      -0-           -0-           -0-         -0-

Edward T. Michalek             1999      -0-                      -0-           -0-         25,000(4)     -0-
Chief Executive Officer
Member, Chairman's Council

William P. Flies               1999    141,993       -0-          -0-           -0-           -0-         -0-
Chief Technical Officer        1998    135,000     50,625(1)      -0-           -0-           -0-         -0-
Member, Chairman's Council     1997    125,000      1,030(1)      -0-           -0-           -0-         -0-

Joel G. Jorgenson              1999     95,000     61,736         -0-           -0-         38,334        -0-
Vice President, Sales

William J. Callahan            1998    100,689     17,490(1)      -0-           -0-         25,000        -0-
Chief Operating Officer

(1)      Represents formula-based incentive compensation.
(2) Was not an employee at September 30, 1999. Compensation is only for the period during which the executive was actually an employee.

(3) Warrants expiring on December 10, 2003 and February 16, 2004, exercisable at $1.23 and $1.80 per share respectively.
(4)      Warrants expire on February 7, 2004, exercisable at $1.75 per share.

         Prior to his resignation on February 8, 1999, Dennis R. Johnson served as the Company's President and Chief Executive Officer. His employment agreement provided for (i) base compensation for each of the fiscal years ended September 30, 1997, 1998 and 1999 of $150,000, plus incentive bonuses based on pre-tax operating income and the achievement of other specific non-financial objectives directed by the Board of Directors for fiscal 1997, 1998 and 1999, (ii) a grant of options for purchase of 50,000 shares of Common Stock at fair market value under the Incentive Plan in fiscal 1998, and (iii) $250,000 in severance pay, over a period of 12 months, in the event of termination of his employment for any reason other than "cause." Mr. Johnson's severance agreement was re-negotiated in connection with his resignation which allowed for the payment of his $250,000 severance payment over 20 months rather than 12 months as originally stated.

         The Company's employment agreement with William P. Flies, its Chief Technical Officer, provides for a base annual salary of $125,000 in fiscal 1997 and 1998, $135,000 in fiscal 1999 and $150,000 in fiscal 2000 and an incentive bonus based on a pre-tax operating income in fiscal 1997 and 1998. Mr. Flies incentive bonus for fiscal 1998 was based on several product development objectives. No incentive bonus was fixed for fiscal 1999. The agreement also contains provisions which prohibit the Company from materially altering his duties and which allow him to terminate the agreement and to continue to receive salary for a period of one (1) year if there is a change in control of the Company. The term of Mr. Flies' agreement automatically renews annually on February 11, unless terminated by the Company for "cause" or by Mr. Flies upon 60 days' prior notice.

         The Board of Directors approved fiscal 2000 base salaries of $100,000 each for Thomas Flies and Gary Thomas and $125,000 for Joel Jorgenson. In addition, each will receive a quarterly bonus based upon attainment of certain gross profit and an annual bonus based upon attainment of certain operating income objectives. Mr. Jorgenson will also receive additional quarterly compensation related to reaching and sustaining certain revenue levels.

         Other management personnel of the Company may also receive cash incentive bonuses based on attainment of certain objectives set forth in the fiscal 2000 Management Incentive Plan. In addition, the Board of Directors retains the authority to provide discretionary bonuses. Executive officers, as well as all other employees and non-employee directors, are also eligible for various stock based awards, including options, under the Company's Incentive Plan, described below.

401(k) PROFIT SHARING PLAN

         During 1993, the Company adopted a 401(k) Profit Sharing Plan (the "401(k) Plan"). In general, employees who are at least age 20 are eligible to contribute up to 15% of annual pay to the 401(k) Plan, subject to certain limitations, and to direct the investment of those funds in up to four professionally managed investment funds. Employees cannot invest in the Company's securities through the 401(k) Plan. The 401(k) Plan allows for Company contributions to the 401(k) Plan (at the discretion of the Board of Directors) based upon profit. An employee's account balance is fully vested immediately. The Company made no contributions to the 401(k) Plan for 1995. The Company made a contribution for 1996 in the amount of $70,000, which was allocated among employees based upon their respective gross salaries for the calendar year, provided that salaries in excess of $80,000 shall not be considered in the allocation formula. The Company made a contribution for fiscal 1997 in the amount of $25,000 in January 1998. The Company did not make a contribution for fiscal 1998. The Company recorded an estimated expense for the 401(k) Plan, in fiscal 1999 of $50,000.

SUMMARY OF OPTION GRANTS

The following table contains information concerning the grant of stock options, to Named Executive Officers, during fiscal 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                            Number of     Percent of total
                            Securities      options/SARs      Exercise or      Expiration
         Name               Underlying       granted to       base price          date
                           Options/SARs     employees in        ($/Sh)
                            Granted(#)      fiscal year
         (a)                   (b)              (c)               (d)              (e)
-----------------------------------------------------------------------------------------
Thomas N. Flies               31,667             14%             $3.61(1)         09/04
Joel G. Jorgenson             38,334             17%             $2.99            09/04
Gary C. Thomas                35,000             15%             $3.06            09/04
Dennis R. Johnson               -0-              -0-              -0-              n/a
Edward T. Michalek              -0-              -0-              -0-              n/a
William P. Flies                -0-              -0-              -0-              n/a
Stephen A. Lawrence            5,000              1%             $2.08            09/04

(1) Stock option grant price equals 110% of market price on day of grant

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table contains information concerning exercises of stock options during the last fiscal year and the value of options previously granted under the Incentive Plan which were held by the Named Executive Officers at the end of the fiscal year ended September 30, 1999.

                               Option Exercises         Number of Securities Underlying    Value of Unexercised In-the-
                        -----------------------------    Unexercised Options at FY-End      Money Options at FY-End(1)
                                                        -------------------------------   -----------------------------
                     Shares Acquired
       Name            on Exercise     Value Realized    Exercisable     Unexercisable     Exercisable    Unexercisable
------------------   ---------------   --------------   -------------   ---------------   -------------  --------------
Dennis R. Johnson           -0-             -0-            116,667          33,334              -0-             -0-
William P. Flies            -0-             -0-             16,667             -0-              -0-             -0-
Thomas N. Flies             -0-             -0-              3,491          33,501              733           1,467
Joel G. Jorgenson           -0-             -0-              3,667          41,667            4,428           8,853
Gary C. Thomas              -0-             -0-                -0-          35,000              -0-             -0-
Edward T. Michalek          -0-             -0-             19,084             -0-              -0-             -0-
Stephen A. Lawrence         -0-             -0-             18,875           2,292            8,250           5,150

(1) The amounts set forth represent the difference between the closing price of the Common Stock as quoted on the Nasdaq Small Cap Market on September 30, 1999 and the exercise price of the options, multiplied by the applicable number of shares underlying the options.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based upon a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended September 30, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, with the exception of Gary C. Thomas, the Company's Chief Financial Officer, who filed a Report on Form 4, one (1) day after the scheduled deadline.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 302A.521, Minnesota Statutes, the Company is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended (the "Act"). Article V of the Company's Bylaws contain substantially similar provisions and, in addition, specifically authorize adoption of agreements for indemnification to the extent permitted by statute and purchase of insurance to meet the Company's indemnification obligation. The general effect of such provisions is to relieve the directors and officers of the Company from personal liability that may be imposed for certain acts performed in their capacity as directors or officers of the Company, except where such persons have not acted in good faith.

         As permitted under Minnesota Statutes, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director's duty of care in the affairs of the Company. Minnesota Statutes do not permit elimination of liability for breach of a director's duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith, and acts resulting in an improper personal benefit to the director.

CERTAIN TRANSACTIONS

         In May 1999, the Company issued a total of 46,667 shares of Series A Convertible Preferred Stock, 40,000 shares of which were purchased by XATA Investment Partners, LP ("XIP"), a Minnesota limited partnership owned in part by Stephen A. Lawrence. The Preferred Stock carries an 8% annual dividend which is payable quarterly, and is convertible at any time to Common Stock at $1.50 per share. Mr. Lawrence does not participate in the management of this investment by XIP.

         Lawrence Transportation, Inc., of which Stephen A. Lawrence is a principal shareholder, director and chief executive officer, currently receives a consulting fee in the amount of $5,000 per month in consideration for Mr. Lawrence's service as a member of the Chairman's Council. As of December 15, 1999, fees have accrued in the amount of $20,000, no portion of which has been paid.

         On August 13, 1999, the Board of Directors determined that it would be in the best interests of the Company to terminate the Company's relationship with its independent accounting and audit firm, McGladrey & Pullen, LLP (McGladrey). McGladrey acted as independent accountant and auditors with respect to the Company's financial statements for the previous two fiscal years ended September 30, 1998 and 1997. The reports of McGladrey on the financial statements of the Company for its fiscal years ended September 30, 1998 and 1997, did not contain any adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. The report of McGladrey on the financial statements for the fiscal year ended September 30, 1998, included an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern. During the Company's two most recent fiscal years and the subsequent interim period through August 13, 1999,
(i) there were no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission. The decision to replace McGladrey was not the result of any disagreement between the Company and McGladrey on any matter of accounting principal or practice, financial statement disclosure or audit procedure nor any dispute with respect to the Company's ability to continue as a "going concern."

         On August 13, 1999, Grant Thornton LLP was selected by the Company's Board of Directors, upon the recommendation of its audit committee, as the Company's new independent accountant and audit firm. During the last two fiscal years, the Company did not consult with Grant Thornton LLP on any matters related to accounting principles or practice, financial statement disclosures or audit procedures.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the shareholders subject to increase by the Board of Directors. The current number of members of the Board of Directors is five (5). The directors elected at this Annual Meeting, and at annual meetings thereafter unless otherwise determined by the Board or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting. The five persons designated by the Board of Directors as nominees for election as directors at the Annual Meeting are Dennis R. Johnson, William P. Flies, Carl M. Fredericks, Stephen A. Lawrence, and Roger W. Kleppe.

         In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

         WILLIAM P. FLIES                 Director since December, 1991

         Chief Technical Officer and Secretary of the Company.

                 See "MANAGEMENT" for biographical information.

         STEPHEN A. LAWRENCE              Director since September, 1995

         Mr. Lawrence is currently the Chairman and Chief Executive Officer of Lawrence Transportation Company, which operates Wilson Refrigerated Express (a Minnesota-based full load refrigerated carrier), Wilson Dedicated Services (a Wisconsin-based dedicated contract carrier), Lawrence NationaLease (a Minnesota-based full service truck lessor), Freight Plus, a Minnesota based brokerage firm and RTL, a Minnesota based distribution and warehousing company. Prior to assuming his role as Chairman and CEO of Lawrence Transportation Company in 1991, he was the Executive Vice President and General Counsel for Lend Lease Trucks, Inc. (1989-1991) and General Counsel and Chief Operating Officer for Whiteford Systems, Inc. (1986-1989). Mr. Lawrence was the past president of the Truck Renting and Leasing Association and is a member of the Minnesota Bar Association. Mr. Lawrence is a graduate of Augustana College and the University of Tennessee Law School. Mr. Lawrence assumed the role of Chairman of the Board of Directors effective with the resignation of Edward T. Michalek on November 18, 1997 and has served as a member of the Chairman's Council since its inception on August 24, 1999.

         ROGER W. KLEPPE                  Director since September, 1995

         Mr. Kleppe is currently Vice President of Human Resources, Strategic Development and Quality Management for Blue Cross and Blue Shield of Minnesota ("BCBSM"), a position which he assumed in March 1994, and he is also responsible for its administrative services. He previously served on the BCBSM Board of Trustees and on the corporate member board each for two years. Prior to March 1994, Mr. Kleppe was Vice President of Human Resources and Administrative Resources for National Business Systems, Inc. Mr. Kleppe has extensive human resources experience and has been involved with many business community organizations, such as the Minnesota Chamber of Commerce. He also currently serves on the Boards of Directors of the Pharmacy Gold, Inc. and Care Delivery Management, Inc., both of which are wholly-owned, for-profit companies under Aware Integrated, Inc., a nonprofit holding company.

         CARL M. FREDERICKS               Director since February, 1998

         Carl M. Fredericks is currently the president of Fredericks & Associates, a regional investment banking firm, founded in 1992 and located in San Diego, California specializing in emerging market companies, both private and public. The firm is active in advisory services, funding activities, and mergers and acquisitions. From 1992 to 1998, Mr. Fredericks was the Managing Member of Fredericks, Shields & Co., LLC, a firm which was engaged in the same types of business conducted by Fredericks & Associates. From 1990 to 1991, he served as Vice President and Investment Manager at Westinghouse Credit Corporation, Newport Beach, California, where he was responsible for managing its investments in sponsored leverage buyouts and recapitalizations of large and middle market companies in the United States. Mr. Fredericks holds a Masters degree in Business Administration and Finance from Columbia University, Graduate School of Business Administration, New York City, and a Bachelor of Arts degree in economics from Denison University in Granville, Ohio. He currently serves as a member of the Board of Directors of Bio-Interfaces, Inc. and was an advisor to the Boards of Directors of Triton Group Ltd., SpectraNet International, Firstworld Communications, Inc.

         DENNIS R. JOHNSON                Director since December, 1993

         Dennis R. Johnson is President and Chief Executive Officer of XioTech, Inc. Mr. Johnson was President and Chief Executive Officer of the Company from February 1994 to February 1999 and was President of National Business Systems, Inc., a provider of data and information-processing services and data processing supplies from March 1992 to February 1994. From August 1990 through March 1992, Mr. Johnson was an employee of and business consultant to AmeriData and a consultant to TCF Bank. From 1987 through August 1990, Mr. Johnson was President and Chief Executive Officer of Currentech, Inc. Mr. Johnson has extensive senior general management and marketing experience with DatagraphiX, Anacomp, and Sperry Univac. Mr. Johnson is a graduate of Mankato State University.

         For information concerning compensation of directors, see "MANAGEMENT - Director Compensation."

                                   PROPOSAL 2

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         Grant Thornton audited the Company's financial statements included in the Company's Form 10-KSB for the fiscal year ended September 30, 1999. The Board of Directors has appointed Grant Thornton LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 2000. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit function. A representative of Grant Thornton LLP is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

                    PROPOSALS FOR FISCAL 2000 ANNUAL MEETING

         It is currently anticipated that the next annual meeting, for the fiscal year ending September 30, 2000 (the "2000 Annual Meeting"), will be held in mid-February, 2001. Shareholders who intend to submit proposals for inclusion in the 2000 Proxy Statement and Proxy for shareholder action at the 2000 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate offices no later than October 1, 2000.

         In addition, shareholders are advised that pursuant to the rules of the Securities and Exchange Commission, proxies solicited by management for the 2000 Annual Meeting may grant management the authority to vote in its discretion on any proposal to be submitted by a shareholder otherwise than through inclusion in the proxy statement for the 2000 Annual Meeting, unless the Company has received notice of such proposal not later than December 5, 2000.


                                       By Order of the Board of Directors

                                       /s/ William P. Flies

                                       William P. Flies
                                       SECRETARY

Dated: January 19, 2000
BURNSVILLE, MINNESOTA


         A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS IS ENCLOSED HEREWITH AND WILL ALSO BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: XATA CORPORATION, ATTENTION: GARY C. THOMAS, CHIEF FINANCIAL OFFICER, 151 EAST CLIFF ROAD, SUITE 10, BURNSVILLE, MN 55337.

                                XATA CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                          WEDNESDAY, FEBRUARY 23, 2000
                                    4:00 P.M.

                        MINNEAPOLIS MARRIOTT CITY CENTER
                             30 SOUTH SEVENTH STREET
                              MINNEAPOLIS, MN 55402





--------------------------------------------------------------------------------


[XATA LOGO]  XATA CORPORATION
               151 E. CLIFF ROAD, SUITE 10, BURNSVILLE, MN 55337           PROXY
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated January 19, 2000, hereby appoints each of Stephen A. Lawrence and Gary C. Thomas as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of XATA Corporation to be held on Wednesday, February 23, 2000 at 4:00 p.m. at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE, FOR THE ADOPTION OF PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.





                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                          \/  PLEASE DETACH HERE  \/



        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.   Election of Directors    01 William P. Flies      04 Roger W. Kleppe     [ ]  Vote FOR           [ ]  Vote WITHHELD
     duly nominated:          02 Carl M. Fredericks    05 Stephen A. Lawrence      all nominees            from all nominees
                              03 Dennis R. Johnson                                 (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,       [                                                 ]
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)      [                                                 ]


2. Ratification of appointment of Grant Thornton LLP as the independent
   auditors of the Company for the year ending September 30, 2000.            [ ] For        [ ] Against        [ ] Abstain


3. The authority to vote, in his discretion, on all other business that
   may properly come before the meeting.                                      [ ] For        [ ] Against        [ ] Abstain

Address Change? Mark Box  [ ]
Indicate changes below:
                                                                                  Date _________________________________

                                                                               -------------------------------------------------
                                                                              [                                                 ]
                                                                              [                                                 ]
                                                                              [                                                 ]
                                                                               -------------------------------------------------

                                                                              Signature(s) in Box
                                                                              PLEASE SIGN exactly as name appears on Proxy. When
                                                                              shares are held by joint tenants, both should
                                                                              sign. If signing as attorney, executor,
                                                                              administrator, trustee or guardian, please give
                                                                              full title as such. If a corporation, please sign
                                                                              in full corporation name by president or other
                                                                              authorized officer. If a partnership, please sign
                                                                              in partnership name by an authorized person.